EXHIBIT 10.4.5

PLEDGE AND SECURITY AGREEMENT
PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of April 30, 2020 (the “Effective Date”), made by each of the Grantors referred to below, in favor of PNC Bank, National Association, in its capacity as administrative and collateral agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the “Agent”).
W I T N E S S E T H:
WHEREAS, Designer Brands Inc. (f/k/a DSW Inc.), an Ohio corporation (the “Lead Borrower”), the Designated Borrowers (as defined therein), each subsidiary of the Lead Borrower listed as a “Guarantor” on the signature pages thereto (together with each other Person (as defined in the Credit Agreement) that guarantees all or any portion of the Obligations (as defined in the Credit Agreement) from time to time, each a “Guarantor” and collectively, the “Guarantors”, and together with the Lead Borrower, the Designated Borrowers and each other Person that executes a Guarantor Joinder and becomes an “Additional Grantor” hereunder, each a “Grantor” and collectively, the “Grantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and the Agent are parties to a Credit Agreement, dated as of August 25, 2017 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Credit Agreement”);
WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain revolving loans, which revolving loans include a sub-facility for the issuance of letters of credit (each a “Loan” and collectively, the “Loans”), to the Borrowers;
WHEREAS, each Guarantor has unconditionally guaranteed all or a portion of the Obligations;
WHEREAS, this Agreement is given by each Grantor in favor of the Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined);
WHEREAS, it is a condition precedent to the Lenders continuing to make Loans and provide any other financial accommodation to the Borrowers pursuant to the Credit Agreement that each Grantor shall have executed and delivered to the Agent this Agreement; and
WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;
NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Agent and the Lenders to continue to make and maintain the Loans and to assist in providing Letters of Credit and to provide other financial accommodations to the Borrowers pursuant to the Credit Agreement, the Grantors hereby jointly and severally agree with the Agent, for the benefit of the Secured Parties, as follows:

Section 1.Definitions.
(a)Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement and the recitals hereto which are defined in the Credit Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of Ohio (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein.
(b)The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.
(c)As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
“Copyright Licenses” means all written licenses, contracts or other agreements, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all material Copyright Licenses set forth in Schedule II hereto).
“Copyrights” means all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression (including computer software and internet website content) now or hereafter owned, acquired, developed or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.
“Excluded Securities” means any of the following: (a) any Capital Stock or Indebtedness to the extent, and for so long as, the pledge thereof would be prohibited by any applicable Law; (b) any Capital Stock in a Joint Venture or any Subsidiary that is not wholly-owned, directly or indirectly by the Lead Borrower; (c) any margin stock and (d) with respect to any Subsidiary of any Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia, or that is an Excluded Domestic Subsidiary (in each case, a “Foreign Subsidiary”), amounts in excess of 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) would not reasonably be expected to cause the undistributed earnings of any “controlled foreign corporation” (within the meaning of Section 957 of the Code) as determined for United States federal income tax purposes to be treated as a deemed dividend to such controlled foreign corporation's United States parent and (ii) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the term “Collateral” shall include 100% of the issued and outstanding shares of Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Foreign Subsidiary).
“Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.
“Intellectual Property” means all Copyrights, Patents, Trademarks and Other Intellectual Property.
“Licenses” means the Copyright Licenses, the Patent Licenses and the Trademark Licenses.
“Material Intellectual Property” means, with respect to any Grantor, any Intellectual Property registered with any United States Official Body, and any other items of Intellectual Property of such Grantor that are material to the conduct of the business or operations of such Grantor or that of the Grantors (taken as a whole).
“Other Intellectual Property” means all trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and privacy and other general intangibles of like nature, now or hereafter acquired, owned, developed or used by any Grantor.
“Patent Licenses” means all written licenses, contracts or other agreements, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all material Patent Licenses set forth in Schedule II hereto).
“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs and inventions, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, and inventions described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.
“Pledged Debt” means, with respect to each Grantor, the Specified Pledged Debt described in Schedule VI hereto and all other Indebtedness from time to time owned or acquired, the promissory notes and other Instruments evidencing any or all of such Indebtedness; provided, however, that Pledged Debt shall not include Indebtedness owed by one Loan Party to another Loan Party.
“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing.

“Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.
“Pledged Shares” means (a) the issued and outstanding shares of Capital Stock described in Schedule VII hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule VII (the “Existing Issuers”), (b) the issued and outstanding shares of Capital Stock at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Capital Stock, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock; provided that Pledged Shares shall not include any Excluded Securities.
“Secured Parties” means, collectively, the Agent, the Lenders and the Issuing Lenders.
“Secured Obligations” has the meaning specified therefor in Section 3 hereof.
“Specified Pledged Debt” has the meaning specified therefor in Section 4(a) hereof.
“Trademark Licenses” means all written licenses, contracts or other agreements, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all material Trademark Licenses described in Schedule II hereto).
“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.
Section 2.Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Secured Obligations, each Grantor hereby pledges and grants to the Agent for the benefit of the Secured Parties, a continuing security interest in, all personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”):
(a)all Accounts;
(b)all Chattel Paper (whether tangible or electronic);
(c)the Commercial Tort Claims specified on Schedule V;
(d)all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Agent or any Lender;
(e)all Documents;
(f)all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);
(g)all Goods, including, without limitation, all Equipment, Fixtures and Inventory;
(h)all Instruments (including, without limitation, Promissory Notes);
(i)all Investment Property;
(j)all Letter-of-Credit Rights;
(k)all Pledged Interests;
(l)all Supporting Obligations;
(m)all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(n)all Proceeds, including all Cash Proceeds and Noncash Proceeds,

and products of any and all of the foregoing Collateral;
in each case howsoever such Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Grantor is pledging, nor granting a security interest hereunder in (i) real property interests (other than Fixtures), (ii) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Agent may not validly possess a security interest therein under applicable Laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization not obtained, other than to the extent such prohibition or limitation is rendered ineffective under the Code or other applicable Law notwithstanding such prohibition and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Code or other applicable Law notwithstanding such prohibition, (iii) any of such Grantor's right, title or interest in any license, contract or agreement to which such Grantor is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement on the date hereof result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term (a) has been waived or (b) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Code or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including any Debtor Relief Law) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Agent's unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, (iv) letter of credit rights, except to the extent a security interest therein can be accomplished by the filing of a UCC financing statement, (v) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, and (vi) any Excluded Securities.

Section 3.Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):
(a)(i) in the case of the Lead Borrower, all of the Obligations and Guaranteed Obligations and (ii) in the case of a Guarantor, all Debtor Liabilities (as defined in any Guaranty Agreement); and

(b)In the case of all the Grantors, the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of the Loan Documents including without limitation all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Relief Proceeding of any Loan Party, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Relief Proceeding).
Section 4.Delivery of the Pledged Interests.
(a)(i) Each promissory note currently evidencing the Pledged Debt with a current principal balance greater than $10,000,000 (the “Specified Pledged Debt”) and all certificates currently representing the Pledged Shares shall be delivered to the Agent within 90 days of the Effective Date or such later date as may be agreed by the Agent. Each other promissory note, certificate and Instrument constituting Specified Pledged Debt and all other certificates representing Pledged Shares from time to time required to be pledged to the Agent pursuant to the terms of this Agreement or the Credit Agreement (the “Additional Collateral”) shall be delivered to the Agent promptly upon, but in any event within five (5) Business Days of, receipt thereof by or on behalf of any of the Grantors. All such promissory notes, certificates and Instruments shall be held by or on behalf of the Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Agent.
(ii) Within five (5) Business Days of the receipt by a Grantor of any Additional Collateral, a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to the Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement and the Credit Agreement. The Pledge Amendment shall from and after delivery thereof constitute part of Schedules VI and VII hereto. Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Additional Collateral listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.
(b)If any Grantor shall receive, by virtue of such Grantor's being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by any such Grantor pursuant to Section 7 hereof) or in securities or other property or (iv) other dividends or distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive such stock certificate, promissory note, Instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from such Grantor's other property and shall deliver it forthwith to the Agent, in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Obligations.
Section 5.Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:
(a)Schedule I hereto sets forth (i) the exact legal name of each Grantor, (ii) the state or jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor and (iv) the organizational identification number of each Grantor or states that no such organizational identification number exists.
(b)All Equipment, Fixtures, Inventory and other Goods now existing are, and all Equipment, Fixtures, Inventory and other Goods hereafter existing will be, located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with Section 6(b)). Each Grantor's chief place of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Schedule IV hereto is a complete and accurate list of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account (as such schedule may be amended, supplemented or otherwise modified from time to time in accordance with Section 6(j)).
(c)Each Grantor has delivered to the Agent complete and correct copies of each material License described in Schedule II hereto, including all schedules and exhibits thereto, which represents all of the material Licenses existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other written agreements, arrangements or understandings, relating to the matters covered thereby or the rights of any Grantor or any of its Affiliates in respect thereof. Each material License now existing and required to be described in Schedule II is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws. To the knowledge of the Lead Borrower, no default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party, in each case, that would reasonably be expected to cause a Material Adverse Change. No party to any material License has given any Grantor written notice of its intention to cancel, terminate or fail to renew any material License.
(d)The Grantors own and control, or otherwise possess adequate rights to use, all Material Intellectual Property necessary to conduct their business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all Material Intellectual Property (other than Other Intellectual Property) owned or used by each Grantor as of the date hereof. All such Material Intellectual Property is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and has not been abandoned in whole or in part. Except as set forth in Schedule II hereto, no such Material Intellectual Property is the subject of any licensing or franchising agreement. No Grantor has any knowledge of any conflict with the rights of others to any Material Intellectual Property and, to the knowledge of each Grantor, no Grantor is now infringing or in conflict with any such rights of others, and to the knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by any Grantor. No Grantor has received any written notice that it is violating or has violated in any material respect the Intellectual Property rights of any third party.
(e)(i) None of the Other Intellectual Property of any Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (ii) no employee, independent contractor or agent of any Grantor has misappropriated any Other Intellectual Property of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of any Grantor is in default or breach of any term of any non-disclosure agreement, assignment of inventions agreement or similar agreement, or contract relating to the protection, ownership, development, use or transfer of such Grantor's Material Intellectual Property Collateral, in each case of (i), (ii) and (iii), that would be reasonably expected to cause a Material Adverse Change.
(f)The Existing Issuers set forth in Schedule VII identified as a Subsidiary of a Grantor are each such Grantor's only direct Subsidiaries existing on the date hereof. The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule VII hereto, the Pledged Shares constitute 100% of the issued shares of Capital Stock of the Pledged Issuers as of the date hereof. All other shares of Capital Stock constituting Pledged Interests will be duly authorized and validly issued, fully paid and nonassessable.
(g)The promissory notes currently evidencing the Pledged Debt, if any, have, to the Lead Borrower’s knowledge, been, and all other promissory notes from time to time evidencing Pledged Debt, if any, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(h)The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed to perfect or protect any Permitted Lien.
(i)No authorization or approval or other action by, and no notice to or filing with, any Official Body or any other Person, is required for (i) the due execution, delivery and performance by any Grantor of this Agreement, (ii) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (iii) the exercise by the Agent of any of its rights and remedies hereunder, except, in the case of this clause (iii), (x) as may be required in the Credit Agreement, (y) in respect of the Perfection Requirements (defined below) or (z) in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally. No authorization or approval or other action by, and no notice to or filing with, any Official Body or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (A) as provided for in the Credit Agreement, (B) for the UCC financing statements necessary to perfect Agent’s Liens granted hereunder in the Collateral, to the extent such Liens may be perfected by such filings, (C) with respect to the perfection of the security interest created hereby in the United States Material Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (D) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (E) with respect to the perfection of the security interest created hereby in any Collateral for which the title to such Collateral is governed by a certificate of title or certificate of ownership in commercial motor vehicles (collectively, “Titled Collateral”) only to the extent required pursuant to Section 6(a), for registrations and filings with the appropriate Official Body, (F) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions and (G) the Agent's having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), (E), (F) and (G), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).
(j)This Agreement creates a legal, valid and enforceable (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws) security interest in favor of the Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations. Upon the completion of all necessary Perfection Requirements, such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, Prior Security Interests.
(k)As of the date hereof, no Grantor holds any Commercial Tort Claims with a value of greater than $10,000,000 or, to the knowledge of Lead Borrower, is aware of any such pending claims with a potential value of greater than $10,000,000, except for such claims described in Schedule V.

(l)With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company, the partnership interests or membership interests of each such Person is not, except as set forth on Schedule VII (A) dealt in or traded on securities exchanges or in securities markets, (B) securities for purposes of Article 8 of any relevant UCC, (C) investment company securities within the meaning of Section 8-103 of any relevant UCC and (D) evidenced by a certificate. Such partnership interests or membership interests constitute General Intangibles.
Section 6.Covenants as to the Collateral. Until Payment in Full, unless the Agent shall otherwise consent in writing:
(a)Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, upon request of the Agent (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to  otherwise to effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all material Chattel Paper, Instruments and Licenses and, at the reasonable request of the Agent, all of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such Chattel Paper, Instrument, License or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper and if required hereunder, delivering and pledging to the Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent, (C) executing and filing (to the extent, if any, that such Grantor's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Material Intellectual Property hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or that the Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to the Agent irrevocable proxies in respect of the Pledged Interests, (F) furnishing to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail, (G) within thirty (30) days of the Effective Date or such longer period as may be permitted by the Agent,]obtain a landlord waiver for the fulfilment centers located at Block 203, Lot 2 situated in Westampton Township, Burlington County, New Jersey in form and substance reasonably satisfactory to the Agent (and the Agent agrees that, so long as an Event of Default shall not have occurred and be then continuing, no other third party landlord, warehouse, bailee or other similar waivers shall be required, except if so reasonably requested by Agent with respect to any other distribution or fulfillment center of any Grantor), (H) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim with value greater than $10,000,000, promptly notifying the Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Agent, (I) if reasonably requested by the Agent during the continuance of an Event of Default, causing any Titled Collateral to note the Agent’s Lien thereon and delivering to the Agent (or its custodian) originals of all applicable certificates of title or certificates of ownership for such Titled Collateral and (J) taking all actions required by law in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. No Grantor shall take or fail to take any action which would in any manner impair the validity or enforceability of the Agent's security interest in and Lien on any Collateral.
(b)Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (other than Equipment and Inventory sold in accordance with Section 6(h) hereof) at the locations specified in Schedule III hereto or, upon not less than thirty (30) days' prior written notice to the Agent accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the continental United States as the Grantors may elect, provided that all action has been taken to grant to the Agent a Prior Security Interest.
(c)Condition of Equipment. Each Grantor will use commercially reasonable efforts to maintain or cause the Equipment which is necessary or useful in the proper conduct of its business to be maintained and preserved in good condition, repair and working order as when acquired and in accordance in all material respects with any manufacturer's manual, ordinary wear and tear excepted, and will forthwith, or in the case of any material loss or damage to any Equipment promptly after the occurrence thereof, use commercial reasonable efforts to make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary, consistent with past practice, or which the Agent may reasonable request to such end.
(d)Taxes, Etc. Each Grantor jointly and severally agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent otherwise provided in the Credit Agreement.
(e)Insurance. Each Grantor will, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms of the Credit Agreement.
(f)Provisions Concerning the Accounts and the Licenses.
(i)Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, each Grantor may (and, upon the occurrence and continuation of an Event of Default, at the Agent's direction, will) take such action as such Grantor (or, if an Event of Default has occurred and is continuing, the Agent) may deem necessary to enforce collection or performance of the Accounts; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After the occurrence and continuation of an Event of Default and the receipt by any Grantor of a written notice from the Agent that the Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor's rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 9(d) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon without the prior written consent of the Agent. In addition, upon the occurrence and during the continuance of an Event of Default, with respect to any account subject to the Account Control Requirements (as defined below), the Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions that maintains such account to send immediately to the Agent or its designated agent by wire transfer (to such account as the Agent shall specify, or in such other manner as the Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Agent or its designated agent shall (in the sole and absolute discretion of the Agent) be held as additional Collateral for the Secured Obligations or distributed in accordance with Section 9 hereof.
(ii)Upon the occurrence and during the continuance of any material breach or default under any material License by any party thereto other than a Grantor, (A) the relevant Grantor will, promptly after obtaining knowledge thereof, give the Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (B) no Grantor will, without the prior written consent of the Agent, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (C) each Grantor will, upon written instructions from the Agent and at such Grantor's expense, take such action as the Agent may deem necessary in respect thereof.
(iii)Each Grantor will, at its expense, promptly deliver to the Agent a copy of each notice or other communication received by it by which any other party to any material License (A) declares a breach or default by a Grantor of any material term thereunder, (B) terminates such License or (C) purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.
(iv)Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all material respects all of its obligations under each material License and will take all action necessary to maintain the Licenses in full force and effect in accordance with their respective terms but, in each case, only to the extent that the failure to do so would reasonably be expected to cause a Material Adverse Change. No Grantor will, without the prior written consent of the Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License unless the failure to do so would reasonably be expected to cause a Material Adverse Change.
(g)Provisions Concerning the Pledged Interests. Each Grantor will
(i)at the Grantors' joint and several expense, promptly deliver to the Agent a copy of each notice or other communication received by it in respect of the Pledged Interests that would reasonably be expected to materially and adversely affect the Secured Parties interest therein;
(ii)at the Grantors' joint and several expense, defend the Agent's right, title and security interest in and to the Pledged Interests against the claims of any Person that would reasonably be expected to materially adversely affect the Secured Parties interest therein;
(iii)not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Credit Agreement and the other Loan Documents; and
(iv)not permit the issuance of (A) any additional shares of any class of Capital Stock of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Capital Stock or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Capital Stock.
(h)Transfers and Other Liens.
(i)Except to the extent expressly permitted by Section 7.2.7 of the Credit Agreement, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.
(ii)Except to the extent expressly permitted by Section 7.2.2 of the Credit Agreement, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.
(i)Intellectual Property.
(i)With respect to United States Material Intellectual Property consisting of Trademarks owned by any Grantor on the date hereof, such Grantor has duly executed and delivered an Assignment for Security in the form attached hereto as Exhibit B. Each Grantor (either itself or through licensees) will, and will use commercially reasonable efforts to cause each licensee thereof to, take all action necessary to maintain all of the Material Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the material Trademarks on each applicable trademark class of goods in order to so maintain the material Trademarks in full force, free from any claim of abandonment for non-use, and no Grantor will (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material Intellectual Property may become invalidated.
(ii)Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as any other Intellectual Property that is in full force, so long as the failure to use or maintain such Intellectual Property does not constitute a Material Adverse Change.
(iii)Each Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Material Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees but only to the extent that the failure to do so would reasonable be expected to create a Material Adverse Change. If any Material Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantors shall (x) upon obtaining knowledge of such infringement, misappropriation, dilution or other violation, promptly notify the Agent and (y) to the extent the Grantors shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Grantors shall deem appropriate under the circumstances to protect such Material Intellectual Property.
(iv)Each Grantor shall furnish to the Agent statements and schedules further identifying and describing the Material Intellectual Property and material Licenses and such other reports in connection with the Material Intellectual Property and material Licenses as the Agent may reasonably request, all in reasonable detail and promptly upon request of the Agent, following receipt by the Agent of any such statements, schedules or reports, the Grantors shall modify this Agreement by amending Schedule II hereto to include any Material Intellectual Property and material Licenses, as the case may be, which become part of the Collateral under this Agreement, and shall execute and authenticate such documents and do such acts as shall be necessary desirable to subject such Material Intellectual Property and material Licenses to the Lien and security interest created by this Agreement.
(v)Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any Material Intellectual Property to become invalid without the prior written consent of the Agent, and if any Material Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantors will take such action as the Agent shall deem appropriate under the circumstances to protect such Intellectual Property.
(vi)In the event that any Grantor shall (A) obtain rights to any new Material Intellectual Property, the provisions of Section 2 hereof shall automatically apply thereto and such Grantor shall give to the Agent prompt notice thereof in accordance with the terms of this Agreement and the Credit Agreement. Except as otherwise provided herein or in the Credit Agreement, each Grantor, either itself or through any agent, employee, licensee or designee, shall give the Agent written notice of each application submitted by it for the registration of any Material Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof.
(vii)Each Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent's security interest hereunder in such Material Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby, and, upon the occurrence and continuation of an Event of Default, each Grantor hereby appoints the Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, and all such acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until Payment in Full.
(j)Deposit, Commodities and Securities Accounts. On or before the date that is 30 days following the Effective Date (or such later date as may be agreed in writing by the Agent) or as otherwise provided in this Section, each Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto on the date hereof to (the following being referred to as the “Account Control Requirement”) execute and deliver to the Agent (or its designee) a control agreement, in form and substance reasonably satisfactory to the Agent, duly executed by such Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Agent, pursuant to which such institution shall irrevocably agree, among other things, that (i) it will comply at any time with the instructions originated by the Agent (or its designee) to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of such Grantor, which instructions the Agent (or its designee) will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of such Grantor deposited with such institution shall be subject to a Prior Security Interest in favor of the Agent (or its designee), and (iii) upon receipt of written notice from the Agent upon the occurrence and during the continuance of an Event of Default, such bank or financial institution shall send to the Agent (or its designee) by wire transfer (to such account as the Agent (or its designee) shall specify, or in such other manner as the Agent (or its designee) shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it. No Grantor shall make or maintain any Deposit Account, Commodity Account or Securities

Account except for the accounts set forth in Schedule IV hereto unless (A) within forty five (45) days after the opening of any new account, the Grantors provide an updated Schedule IV to this Agreement containing the information required by Section 5(b) with respect to such account (ii) within forty five (45) days after the opening of any such account (or such later date as may be agreed to in writing by the Agent), the applicable Grantor complies with the Account Control Requirement with respect to such account. Notwithstanding the foregoing, the Account Control Requirement shall not apply to (x) any Deposit Account, Commodity Account or Securities Account having an average monthly balance or value of less than $500,000 (“Excluded Accounts”); provided that to the extent the average monthly balance or value maintained in all Excluded Accounts exceeds $7,500,000, the Grantors shall comply with the Account Control Requirement with respect to one or more Excluded Accounts in order to eliminate such excess and (y) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor's salaried employees, provided that the funds on deposit in such Deposit Accounts shall at no time exceed the actual payroll, payroll taxes and other employee wage and benefit payments then owing by such Grantor for the immediately succeeding payroll period. Notwithstanding anything herein to the contrary, at any time any Excluded Account becomes subject to the Account Control Requirement, the applicable Grantor shall have forty five (45) days (or such longer period as may be agreed by the Agent) to comply with the Account Control Requirement.
(k)Control. Except as expressly limited herein, each Grantor hereby agrees to take any or all action that may be necessary or that the Agent may reasonably request in order for the Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral: (i) Deposit Accounts, (ii) Electronic Chattel Paper, (iii) Investment Property and (iv) Letter-of-Credit Rights. Each Grantor hereby acknowledges and agrees that any agent or designee of the Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.
(l)Records; Inspection and Reporting.
(i)Each Grantor shall keep adequate records concerning the Accounts, Chattel Paper and Pledged Interests and shall comply with the provisions of Section 7.1.5 of the Credit Agreement with respect to the Agent’s and the Lender’s rights to visit and/or inspect the properties of such Grantor.
(ii)Except as otherwise expressly permitted by the terms of the Credit Agreement, no Grantor shall, without the prior written consent of the Agent, change (A) its name, identity or organizational structure, (B) its jurisdiction of incorporation or organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule III hereto. Each Grantor shall promptly notify the Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.
(m)Partnership and Limited Liability Company Interest. Except as set forth on Schedule VII, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant UCC, (iii) become an investment company security within the meaning of Section 8-103 of any relevant UCC or (iv) be evidenced by a certificate. Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.
Section 7.Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.
(a)So long as no Event of Default shall have occurred and be continuing:
(i)each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or the other Loan Documents;
(ii)each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Credit Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which, in each case of (A), (B) and (C), at the time of such payment was not permitted by the Credit Agreement, shall be, and shall forthwith be delivered to the Agent, to hold as, Pledged Interests and shall, if received by any of the Grantors, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Grantors, and shall be forthwith delivered to the Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Obligations; and
(iii)the Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.
(b)Upon the occurrence and during the continuance of an Event of Default:
(i)all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

(ii)the Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Agent (or its designee) without any duty of inquiry;
(iii)without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and
(iv)all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantors, and shall be forthwith paid over to the Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Obligations.
Section 8.Additional Provisions Concerning the Collateral.
(a)To the maximum extent permitted by applicable Law, and for the purpose of taking any action that the Agent may deem reasonably necessary to accomplish the purposes of this Agreement prior to the Payment in Full, each Grantor hereby (i) authorizes the Agent to execute any such agreements, instruments or other documents in such Grantor's name and to file such agreements, instruments or other documents in such Grantor's name and in any appropriate filing office, (ii) authorizes the Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)Each Grantor hereby irrevocably appoints the Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion after the occurrence and continuation of an Event of Default, to take any action and to execute any instrument that the Agent may deem necessary to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 6 hereof and Section 7(a) hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Agent pursuant to the Credit Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which the Agent may deem necessary for the collection of any Collateral or otherwise to enforce the rights of the Agent and the Lenders with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of the Agent and the Lenders with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Agent in its sole discretion, and such payments made by the Agent to become Obligations of such Grantor to the Agent, due and payable immediately without demand, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral. This power is coupled with an interest and is irrevocable until Payment in Full.
(c)For the purpose of enabling the Agent to exercise rights and remedies hereunder, upon the occurrence and continuation of an Event of Default and solely to the extent that the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (i) grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now or hereafter owned by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; and (ii) assigns to the Agent, to the extent assignable, all of its rights to any Intellectual Property now or hereafter licensed or used by any Grantor. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Credit Agreement that limit the right of a Grantor to dispose of its property and Section 6(i) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor's judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon Payment in Full,

Agent shall release and reassign to the Grantors all of the Agent's right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever and at the Grantors' sole expense. The exercise of rights and remedies hereunder by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Agent's gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.
(d)If any Grantor fails to perform any agreement or obligation contained herein, the Agent may, upon the occurrence and continuation of an Event of Default, itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Agent, and the expenses of the Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10 hereof and shall be secured by the Collateral.
(e)The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters. The Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith unless such loss or damage was caused by Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.
(f)Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall the Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
(g)The Agent may at any time in its discretion after the occurrence and continuation of an Event of Default (i) without notice to any Grantor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.
Section 9.Remedies Upon Default. If any Event of Default shall have occurred and be continuing:
(a)The Agent may (or upon the request of the Required Lenders, shall) exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Agent's name or into the name of its nominee or nominees (to the extent the Agent has not theretofore done so) and thereafter receive, for the benefit of the Agent and the Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place or places to be designated by the Agent that is reasonably convenient to both parties, and the Agent may enter into and occupy any premises owned or leased (to the extent permitted by the landlord thereof) by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Agent's rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices, at any exchange or broker's board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days' prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Agent shall be made without warranty, (ii) the Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Agent (on behalf of itself and the Lenders) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral. In addition to the foregoing, (i) upon written notice to any Grantor from the Agent, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Agent may, at any time and from time to time, upon ten (10) days' prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (iii) the Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.
(b)In the event that the Agent determines to exercise its right to sell all or any part of the Pledged Interests pursuant to Section 9(a) hereof, each Grantor will, at such Grantor's expense and upon request by the Agent: (i) execute and deliver, and cause each issuer of such Pledged Interests and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary to register such Pledged Interests under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto, (ii) cause each issuer of such Pledged Interests to qualify such Pledged Interests under the state securities or “Blue Sky” laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Interests, as requested by the Agent, (iii) cause each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of such Pledged Interests valid and binding and in compliance with applicable Law.
(c)Notwithstanding the provisions of Section 9(b) hereof, each Grantor recognizes that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each

Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.
(d)Any cash held by the Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Secured Obligations consistent with the provisions of the Credit Agreement. Any surplus of such cash or Cash Proceeds held by the Agent (or its agent or designee) and remaining after Payment in Full shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.
(e)In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent and the Lenders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the out-of-pocket costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Agent to collect such deficiency.
(f)Each Grantor hereby acknowledges that if the Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.
(g)The Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Agent's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
Section 10.Expenses. Each Grantor jointly and severally agrees to pay to the Agent upon demand the amount of any and all reasonable out-of-pocket costs and expenses,

including the reasonable fees, costs, expenses and disbursements of counsel for the Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Agent), which the Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
Section 11.Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Credit Agreement.
Section 12.Security Interest Absolute; Joint and Several Obligations.
(a)All rights of the Secured Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Secured Obligations (other than Payment in Full). All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.
(b)Each Grantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any Borrower, (iii) notice of any actions taken by the Agent, any Lender, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor's obligations hereunder and (v) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any collateral.
(c)All of the obligations of the Grantors hereunder are joint and several. The Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

Section 13.Miscellaneous.
(a)No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor effected thereby and the Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(b)No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.
(c)This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until Payment in Full and (ii) be binding on each Grantor all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Credit Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party. Subject to the provisions of the Credit Agreement, none of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent, and any such assignment or transfer shall be null and void.
(d)Upon Payment in Full, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Agent will, upon the Grantors' request and at the Grantors' expense, without any representation, warranty or recourse whatsoever, (A) promptly return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.
(e)This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(f)Upon the execution and delivery, or authentication, by any Person of a Guarantor Joinder, (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-VII attached to each Guarantor Joinder shall be incorporated into and become a part of and supplement Schedules I-VII, respectively, hereto, and the Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.
(g)THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF OHIO.
(h)In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Section 10.11 of the Credit Agreement, mutatis mutandi.
(i)Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.
(j)Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(k)Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(l)This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:
Designer Brands Inc., an Ohio corporation
By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer
810 AC LLC,
an Ohio limited liability company

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer
Brand Card Services LLC,
an Ohio limited liability company

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer
DSW Shoe Warehouse, Inc.,
a Missouri corporation

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer

DSW Information Technology LLC,
an Ohio limited liability company

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer
DSW MS LLC,
an Ohio limited liability company

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer
Ebuys, Inc.
a California corporation

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer
DSW Leased Business Division LLC,
an Ohio limited liability company

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer

eTailDirect LLC,
a Delaware limited liability company

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer
Retail Ventures Services, Inc.,
an Ohio corporation

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer
Designer Brand Licensing LLC,
an Ohio limited liability company

By: /s/ Jared A. Poff
Name: Jared A. Poff
Title: Executive Vice President, Chief Financial Officer
VCJS LLC,
a Connecticut limited liability company

By: /s/ Marla Walters
Name: Marla Walters
Title: Senior Vice President, Tax and Treasurer
VCS Group LLC,
a Delaware limited liability company

By: /s/ Marla Walters
Name: Marla Walters
Title: Senior Vice President, Tax and Treasurer

Vincent Camuto LLC,
a Connecticut limited liability company

By: /s/ Marla Walters
Name: Marla Walters
Title: Senior Vice President, Tax and Treasurer
CCI Operations LLC,
an Ohio limited liability company

By: /s/ Marla Walters
Name: Marla Walters
Title: Senior Vice President, Tax and Treasurer
VC Footwear LLC,
a Connecticut limited liability company

By: /s/ Marla Walters
Name: Marla Walters
Title: Senior Vice President, Tax and Treasurer
VC Line Building Services LLC,
a Connecticut limited liability company

By: /s/ Marla Walters
Name: Marla Walters
Title: Senior Vice President, Tax and Treasurer
Hot on Time LLC,
a Connecticut limited liability company

By: /s/ Marla Walters
Name: Marla Walters
Title: Senior Vice President, Tax and Treasurer

Sole Society Group Inc.,
a Delaware corporation

By: /s/ Marla Walters
Name: Marla Walters
Title: Senior Vice President, Tax and Treasurer

Camuto LLC,
an Ohio limited liability company

By: /s/ Marla Walters
Name: Marla Walters
Title: Senior Vice President, Tax and Treasurer

SCHEDULE I
LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OR JURISDICTIONS OF ORGANIZATION
[This Schedule I has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule I contains organizational information related to the Company and its subsidiaries. The Company will provide a copy of Schedule I upon the request of the Securities and Exchange Commission or its staff.]

SCHEDULE II
MATERIAL INTELLECTUAL PROPERTY AND MATERIAL LICENSES
[This Schedule II has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule II contains information related to the Company’s intellectual property, including its license agreements. The Company will provide a copy of Schedule II upon the request of the Securities and Exchange Commission or its staff.]

SCHEDULE III
LOCATIONS OF GRANTORS

[This Schedule III has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule III contains information related to the Company’s business locations, as well its locations containing equipment, fixtures inventory and other goods as set forth in the Agreement. The Company will provide a copy of Schedule III upon the request of the Securities and Exchange Commission or its staff.]

SCHEDULE IV
DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS
[This Schedule IV has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule IV contains information related to the Company’s accounts. The Company will provide a copy of Schedule IV upon the request of the Securities and Exchange Commission or its staff.]

SCHEDULE V
COMMERCIAL TORT CLAIMS
[This Schedule V has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule V contains information related to commercial tort claims. The Company will provide a copy of Schedule V upon the request of the Securities and Exchange Commission or its staff.]

SCHEDULE VI
PLEDGED DEBT

[This Schedule VI has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule VI contains information related to the pledged debt of the Company, as set forth in the Agreement. The Company will provide a copy of Schedule VI upon the request of the Securities and Exchange Commission or its staff.]

SCHEDULE VII
PLEDGED SHARES
[This Schedule VII has been omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule VII contains information related to the pledged shares and equity interests of the Company and its subsidiaries. The Company will provide a copy of Schedule VII upon the request of the Securities and Exchange Commission or its staff.]

EXHIBIT A
PLEDGE AMENDMENT
This Pledge Amendment, dated _________ __, ___, is delivered pursuant to Section 4 of the Pledge and Security Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated April __, 2020, as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the “Security Agreement”) and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Agent and become part of the Pledged Interests referred to in such Pledge Agreement and shall secure all of the Secured Obligations referred to in such Security Agreement.

Pledged Debt
Grantor	Name of Maker	Description	Principal Amount Outstanding as of

Pledged Shares
Grantor	Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number

[GRANTOR]
By:    _____________________________
Name:
Title:
[NAME OF AGENT],
as the Agent
By:    _____________________________
Name:
Title:

EXHIBIT B
ASSIGNMENT FOR SECURITY - - [TRADEMARKS] [PATENTS] [COPYRIGHTS]
WHEREAS, ________________ (the “Assignor”) [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];
WHEREAS, the Assignor and certain of its Affiliates has entered into a Pledge and Security Agreement, dated April __, 2020 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of PNC Bank, National Association, as the Agent for itself and the Secured Parties (as defined therein) (in such capacity, together with its successors and assigns, if any, the “Assignee”); and
WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Secured Parties (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement);
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Assignee and the Lenders a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 20__.
[GRANTOR]
By: ____________________________________
Name:
Title:

STATE OF ____________
ss.:
COUNTY OF __________
On this ____ day of _______________, 20__, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the ________________ of _______________________________________, a ____________________, and that s/he executed the foregoing instrument in the firm name of _______________________________________, and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

SCHEDULE A TO ASSIGNMENT FOR SECURITY

[Trademarks and Trademark Applications]
[Patent and Patent Applications]
[Copyright and Copyright Applications]
Owned by ______________________________